Exhibit 10.4

Mohawk Group Holdings, Inc.

2018 Equity Incentive Plan

NOTICE OF GRANT OF RESTRICTED SHARES

Mohawk Group Holdings, Inc. (“Company”), pursuant to its 2018 Equity Incentive Plan (“Plan”), hereby awards you Restricted Shares as set forth below.

Participant Name:	[Name]

Grant Date:	[•]
Number of Restricted Shares Awarded:	[NUMBER]

Vesting Schedule:	[•]
Purchase Price per Share (if applicable):	[•]

§ 83(b) Elections

This award of Restricted Shares is subject to all terms and conditions set forth herein and in the Restricted Share Award Agreement (Attachment I), the Plan (Attachment II), and Designation of Death Beneficiary (Attachment III), all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein are defined in the Plan. If this Notice of Grant of Restricted Shares or Restricted Share Award Agreement conflict with the Plan, the Plan will control.

PARTICIPANT:

(Date)	(Signature)

Name (Please Print)

ATTACHMENT I

Mohawk Group Holdings, Inc.

2018 Equity Incentive Plan

RESTRICTED SHARE AWARD AGREEMENT

ATTACHMENT II

Mohawk Group Holdings, Inc.

2018 Equity Incentive Plan

PLAN DOCUMENT

ATTACHMENT III

Mohawk Group Holdings, Inc.

2018 Equity Incentive Plan

DESIGNATION OF DEATH BENEFICIARY

Mohawk Group Holdings, Inc.

2018 Equity Incentive Plan

Restricted Share Award Agreement

By this Restricted Share Award Agreement (“Award Agreement”), Mohawk Group Holdings, Inc. (“Company”) has granted you (the Participant) an award of Restricted Shares (“Award”) under its 2018 Equity Incentive Plan (“Plan”), as set forth in the attached Notice of Grant of Restricted Shares (“Grant Notice”). Capitalized terms not explicitly defined herein are defined in the Plan.

1. VESTING. Your Award will vest as provided in your Grant Notice.

2. TERMINATION OF CONTINUOUS SERVICE OTHER THAN INVOLUNTARY TERMINATION. Subject to the terms of any employment agreement between you and the Company and/or its subsidiaries then in effect (“Employment Agreement”), this Award shall be canceled and become automatically null and void (and you will forfeit all rights to and regarding any unvested Restricted Shares) immediately after termination of your Continuous Service for any reason other than (a) a termination of your employment or service by the Company or its subsidiary without Cause, (b) your resignation for (i) a material diminution in the nature or scope of your responsibilities, duties or authority, (ii) the Company’s material breach of any material contract to which you and the Company are parties, (iii) the Company’s relocation of your principal place of employment more than fifty (50) miles from the prior location, or (iv) a reduction in the Participant’s base salary or target incentive bonus other than, for both base salary and target incentive bonus individually, a one-time reduction of not more than ten percent (10%) that also is applied to substantially all executive officers of the Company (each of (i), (ii) and (iii), a “Good Reason”), provided that, in any such case, you provide written notice to the Company of the event giving rise to such claim of Good Reason within thirty (30) days after you learn of the occurrence of such event, and such Good Reason event remains uncured thirty (30) days after you have provided such written notice, provided further that any resignation of your employment or service for “Good Reason” occurs no later than thirty (30) days following the expiration of such cure period, or (c) the termination of your employment or service with the Company and its subsidiaries due to death or becoming Disabled (each of (a), (b) and (c), an “Involuntary Termination”), but only to the extent Restricted Shares have not vested on or prior to the time your Continuous Service ends.

3. INVOLUNTARY TERMINATION. Notwithstanding the foregoing or any contrary provision herein, this Award shall be canceled and become automatically null and void (and you will forfeit all rights to and regarding all Shares covered by this Award or return to the Company any proceeds realized or recognized from this Award) on the 60th day following the termination of your Continuous Service due to an Involuntary Termination if you have not, following the termination of your Continuous Service, executed the Company’s standard form of general release of all claims or if such executed release has not become fully and irrevocably effective.

In the event of any such cancellation under this Paragraph 3, you will immediately repay to the Company any amounts paid to you in connection with the Award, or any amounts you received, recognized, or realized, attributable to the Award, in either case, on or after the date of the termination of your Continuous Service.

4. VOTING RIGHTS. As the owner of record of any Restricted Shares you qualify to receive pursuant to this Award Agreement, you will be entitled to vote such Restricted Shares, provided you hold them on the particular record date for determining stockholders of record entitled to vote.

5. DIVIDEND RIGHTS. You shall receive any dividends declared in respect of the Restricted Shares between the Grant Date and the date you are issued unrestricted Shares at the same time as dividends are paid on the Company’s Common Stock. To the extent you forfeit Restricted Shares, you will forfeit all cash and Share-based dividends attributable to such forfeited Restricted Shares that are declared after the date of forfeiture.

6. SETTLEMENT THROUGH ISSUANCE OF UNRESTRICTED SHARES. No unrestricted Shares will be issued before you complete the requirements that are necessary for you to vest in your Restricted Shares. The Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one unrestricted Share for each vested Restricted Share, as soon as practicable after the date on which your Restricted Shares vest in whole or in part. Certificates, if Shares are certificated, shall not be delivered to you unless and until all applicable conditions of this Award have been satisfied, including all employment and tax-withholding obligations.

7. DESIGNATION OF BENEFICIARY. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached to your Grant Notice as Attachment IV (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Death Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

8. INVESTMENT PURPOSES. By executing this Award, you represent and warrant to the Company that any Restricted Shares issued to you will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

9. SECURITIES LAW RESTRICTIONS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Exchange Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Exchange Act or the securities laws of any state or any other law or to enforce the intent of this Award.

10. TRANSFERABILITY. Except as otherwise provided in Section 8 of the Plan, your Award is not transferable.

11. NOT A CONTRACT OF EMPLOYMENT. By executing this Award Agreement you acknowledge and agree that (i) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (ii) the Company would not have granted this Award to you but for these acknowledgements and agreements.

12. HEADINGS. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

13. SEVERABILITY. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

14. COUNTERPARTS. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

15. BINDING EFFECT. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

16. MODIFICATIONS. This Award Agreement may be modified or amended at any time, in accordance with Section 14 of the Plan.

17. TAX CONSEQUENCES. Section 7 of the Plan is hereby incorporated herein by reference. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. In the event that either you or the Company believe that, or subsequently begins to believe that, this Award will result in the imposition of excise taxation under Code Section 409A, you and the Company agree to take such action, including amending the terms of this Award, so as to not result in the imposition of such excise taxation or, if such excise taxation cannot be avoided, to minimize such excise taxation.

18. NOTICES.

(a) All notices required or permitted under your Award or the Plan shall be in writing (including electronically) and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, addressed to you at the last address you provided to the Company, or at such other address as such party may designate by ten days advance written notice to the other party hereto.

(b) The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19. GOVERNING PLAN DOCUMENT. Your Award is subject to all Plan provisions, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

20. CONSENT FOR DATA TRANSFER. Section 17(c) of the Plan is hereby incorporated by reference.

21. WAIVER OF STATUTORY INFORMATION RIGHTS. You understand and agree that, but for the waiver made herein, you would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights you may have as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the date of an initial public offering, you hereby unconditionally and irrevocably waive the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights that you may have under any other written agreement between you and the Company.

22. GOVERNING LAW. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

[Participant’s signature page follows]

PARTICIPANT:
(Date)	(Signature)

Name (Please Print)